Exhibit 10.14

CO-OWNERSHIP AGREEMENT

CONSTITUTING PARTIAL TRANSFER OF SHARE

SU ref: X17066 - X17102 - C18/0872 and C18/1262

IB ref:

CNRS ref: DI 12494-01 / DI 12493-01 / L19187

Between the undersigned

1)                    BIOPHYTIS, a public limited company with a share capital of €2,692,682.60, registered with the Paris Trade and Companies Register under number B 492 002 225, whose registered office is located at 14, avenue de l’Opéra 75001 Paris, represented by its Managing Director, Mr Stanislas VEILLET, duly authorised for this purpose, hereinafter referred to as the “COMPANY”,

and

2)                    SORBONNE UNIVERSITE, a public scientific, cultural and professional institution, having its registered office at 21, rue de l’Ecole de Médecine, 75006 Paris, SIRET number 130 023 385 00011, represented by its Chairman, Mr Jean CHAMBAZ, hereinafter referred to as “SORBONNE UNIVERSITE”,

3)                    The CENTRE NATIONAL DE LA RECHERCHE SCIENTIFIQUE (CNRS, French National Centre for Scientific Research), a public scientific and technological establishment, having its registered office at 3, rue Michel-Ange, 75794 PARIS Cedex 16, whose intra-community VAT number is FR40180089013, SIRET number 180089013 04033, NAF business code 7219Z, represented by its Chairman and Managing Director, Mr Antoine PETIT, hereinafter referred to as “CNRS”.

SORBONNE UNIVERSITE and CNRS are hereinafter jointly referred to as the “ESTABLISHMENTS”.

SORBONNE UNIVERSITE, CNRS and the COMPANY are hereinafter jointly or individually referred to as “PARTY/PARTIES”.

SORBONNE UNIVERSITE, CNRS and the COMPANY are hereinafter jointly and individually as “CO-OWNER(S)”.

WHEREAS:

Having regard to the agreement implementing the four-year contract between SORBONNE UNIVERSITE and CNRS in force at the time of said invention;

Having regard to Beneficiary Agreement no. ANR-10-SATT-04-01 signed between the National Research Agency, Université Pierre et Marie Curie, Université de technologie de Compiègne, Université Panthéon Assas, the European Institute of Business Administration and the CNRS, in the presence of the Caisse des Dépôts et Consignation (CDC, deposit and consignment office) on 17 January 2012;

Having regard to the Articles of Association of SATT LUTECH signed on 31 January 2012;

Having regard to the framework agreement between SORBONNE UNIVERSITE and SATT LUTECH and any amendment or additional document relating thereto;

Having regard to Decree No. 2017-596 of 21 April 2017, as of 1st January 2018, a public scientific, cultural and professional institution called “Sorbonne Université” is created and brings together the universities Paris-IV (Paris Sorbonne University) and Paris-VI (Université Pierre et Marie Curie, UPMC). Sorbonne Université replaces the two pre-existing universities as of 1st January 2018 (Decree No. 2017-596 of 21 April 2017) and consequently takes over all the rights of both universities.

In the framework of research carried out in collaboration between the Institut de Biologie Paris Seine (IBPS) and in particular the associated biogenesis team of peptide signals - (FR 3631 SORBONNE UNIVERSITE-CNRS) hereinafter referred to as “the LABORATORY” and Biophytis (hereinafter the “COMPANY”), the following have been developed:

•               an invention relating to a 20-hydroxyecdysone extract of pharmaceutical quality, its use and its preparation, by Stanislas VEILLET, René LAFONT, Waly DIOH, Pierre DILDA, Philippe DUPONT and Susanna DEL SIGNORE;

•               an invention relating to the use of 20-hydroxyecdysone and its derivatives in the treatment of myopathy, by Stanislas VEILLET, René LAFONT, Pierre DILDA, Mathilde LATIL, Maria SEROVA and Onnik AGBULUT.

Since said inventions are likely to be protected under industrial property, two French priority patent applications have been filed:

•  FRI No. 7/53775, entitled “20-hydroxyecdysone extract of pharmaceutical quality, its use and its preparation” was filed on 28 April 2017, as a precautionary measure in the name of the COMPANY, hereinafter referred to as PATENT 1;

•  FRI No. 7/58071, entitled “Use of 20-hydroxyecdysone and its derivatives in the treatment of myopathy” was filed on 31 August 2017 under priority of application FR 17/1753775, as a precautionary measure in the name of the COMPANY and the former UPMM name of SORBONNE UNIVERSITE, hereinafter referred to as PATENT 2.

By this agreement (hereinafter the “Agreement”), the PARTIES wish to formalise the partial transfer of the COMPANY to SORBONNE UNIVERSITE and CNRS of the co-ownership on the aforementioned patent applications, the right of priority attached thereto and any applications claiming this priority, and to determine the rights and obligations of each of the Co-Owners.

The COMPANY has informed SORBONNE UNIVERSITE and SATT LUTECH of its wish to be able to benefit from the exclusive use of the PATENTS. SORBONNE UNIVERSITE, SATT LUTECH and the COMPANY have already agreed to an operating agreement by a separate agreement dated 1st January 2016 on other patents (hereinafter “OPERATING AGREEMENT”) to which the PATENTS have been added and included in the OPERATING AGREEMENT by amendment no. 1 of 4 April 2019.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

Preliminary Article - DEFINITIONS

OPERATING AGREEMENT means the agreement to use the PATENTS signed on 1st January 2016 between the COMPANY and SORBONNE UNIVERSITE, acting as CNRS’s representative and in the presence of SATT LUTECH as amended by its Amendment no. l and any other amendments.

By PATENTS, the following definitions shall apply:

PATENT 1 means:

•             French patent application No. FRI 7/53775 filed in the name of the COMPANY on 28 April 2017, entitled “20-hydroxyecdysone extract of pharmaceutical quality, its use and preparation”, as well as the right of priority attached thereto;

•             patent application PCT No. EP2018/060975 filed on behalf of the COMPANY and SORBONNE UNIVERSITE on 27 April 2018 under priority of patent applications FR 17/53775 of 28 April 2017 and 17/58071 of 31 August 2017 entitled “Use of 20-hydroxyecdysone and its derivatives in the treatment of myopathy”;

•             as well as all corresponding patent applications, patents and supplementary protection certificates in foreign countries, all results, re-examinations, extensions related thereto, all divisions, continuations in whole or in part related thereto, as well as the reissues, divisional applications, renewals, claiming in whole or in part the priority of the above French patent applications.

PATENT 2 means:

•             French patent application No. FRI 7/58071 filed in the name of the COMPANY and UPMC on 31 August 2017 as a priority of application FR 17/53775, entitled “Use of 20-hydroxyecdysone and its derivatives in the treatment of myopathy” and the right of priority attached thereto;

•             PCT application No. EP2018/197731 filed on behalf of the COMPANY and SORBONNE UNIVERSITE on 30 April 2018 under priority of patent applications FR 17/53775 of 28 April 2017 and 17/58071 of 31 August 2017, entitled “20-hydroxyecdysone extract of pharmaceutical quality, its use and its preparation”;

•             as well as all corresponding patent applications, patents and supplementary protection certificates in foreign countries, all results, re-examinations, extensions related thereto, all divisions, continuations in whole or in part related thereto, as well as the reissues, divisional applications, renewals, claiming in whole or in part the priority of the above French patent applications.

FIRM means the firm of Industrial Property Attorneys which has been responsible for preparing all documents for the preparation, filing, extension, issuance, defence before the Patent Offices and the maintenance in force of the PATENTS, its foreign correspondents, and possibly the service company in charge of payment of the annuities relating to the PATENTS.

SIGNATURE DATE means the last date of signature of this Agreement by all the PARTIES.

EFFECTIVE DATE means the filing date of the priority application of the first patent application of this Agreement i.e. 28 April 2017.

INDUSTRIAL PROPERTY FEES means only direct costs incurred for the preparation, filing, extension, delivery, defence before an office and/or maintaining the PATENTS, as well as the costs of depositing and retaining the equipment attached to the PATENTS, particularly biological materials.

INDUSTRIAL PROPERTY FEES do not include costs incurred in infringement proceedings initiated by a PARTY/the PARTIES for the defence of PATENTS/declarations of invalidity and/or actions falling within the scope of Article 8 of this Agreement.

PATENT MANAGEMENT means the PARTY chosen and the one that has accepted the mission of managing all operations related to the preparation, filing, extension, delivery, defence before an office and the maintenance in force of the PATENTS for the territory/territories designated by the PARTIES.

CONFIDENTIAL INFORMATION means any confidential information belonging to the PARTIES or one of the PARTIES, relating in particular to the invention protected by the PATENTS or to the actions, steps, negotiations in progress with a CO-CONTRACTING THIRD PARTY or with a view to establishing a LICENCE of any nature, form (written, graphic or oral) or the medium used, protected or not by an industrial property title and not accessible to the public.

INVENTORS means René Lafont (SORBONNE UNIVERSITE), Stanislas Veillet (COMPANY), Waly DIOH (COMPANY), Pierre DILDA (COMPANY), Philippe DUPONT (COMPANY) and Susanna DEL SIGNORE (COMPANY) for the inventors of PATENT 1;

René Lafont (SORBONNE UNIVERSITE), Stanislas Veillet (COMPANY), Mathilde LATIL (COMPANY), Maria SEROVA (COMPANY) and Onnik AGBULUT (SORBONNE UNIVERSITE) for the inventors of PATENT 2.

LICENCE means any agreement such as, without this list being exhaustive, term sheet, letter of intent, protocol, licence agreement, sublicense agreement, option agreement on licence, or any other agreement relating to the operation of all or part of the PATENTS, negotiated by the VALUATION OFFICER with a CO-CONTRACTING THIRD PARTY in the context of the tasks assigned to it under this Agreement, whether this Agreement is signed or at the stage of negotiation. Licences granted by the COMPANY to third parties within the framework of the OPERATING AGREEMENT and, in particular, in the domain defined by the latter, are not LICENCES within the meaning of these co-ownership rules.

REPRESENTATIVE means the ESTABLISHMENT of the co-owner or its delegate appointed by the other ESTABLISHMENTS, to (i) represent them for the management of patents and their valuation, according to their agreements, (ii) receive the OPERATING REVENUES on their behalf and (iii) distribute the OPERATING REVENUES between them in accordance with the legal provisions and this Agreement.

IMPROVEMENT(S) means any patentable improvement whose implementation cannot be carried out without at least reproducing one claim from the PATENTS or whose operation is legally dependent on one or more PATENTS within the meaning of the applicable intellectual property laws.

SHARE means the share of ownership of PATENTS 1 and PATENTS 2 of each of the CO-OWNERS, as defined in Article 1.1 below.

OPERATION REVENUES means the sums of any kind received under the LICENCES (including the OPERATING AGREEMENT), including, but not limited to, option income, licensing income, sub-licence revenue, instalments, lump sum payments, royalties, any gains received by the VALUATION OFFICER on the transfer of any securities acquired by said VALUATION OFFICER in respect of the acquisition of an equity interest in young companies and similar income received.

Revenues paid to the VALUATION OFFICER or the PARTIES by an infringer of the PATENTS or user of the associated know-how, following a conciliation or legal action, less the costs of proceedings, including any legal fees, incurred by the VALUATION OFFICER or the PARTIES, shall be considered as OPERATING REVENUES.

OPERATING REVENUES do not include income from research collaboration agreements relating to the PATENTS which will be paid directly to the PARTY/PARTIES participating in said collaboration.

CO-CONTRACTING THIRD PARTY means any third party identified, interested in the operation of the PATENTS under a LICENCE. The COMPANY and its affiliates are excluded from this definition.

VALUATION OFFICER means the PARTY chosen and the one that has agreed to identify and contact potential partners with a view to concluding LICENCES for the operation of the PATENTS, as well as to take all necessary measures for such operation for the territory/territories it has designated.

Words in the singular may be understood in the plural and vice versa.

Article 1 - PURPOSE AND SCOPE OF THE AGREEMENT

1.1                 From the EFFECTIVE DATE:

•                  the COMPANY assigns to SORBONNE UNIVERSITE, representing the rights of UPMC, and to CNRS, which accept it, respectively twelve point five percent (12.5%) of the ownership rights in PATENT 1 and the priority right attached to French patent application no. 17/53775;

•                  SORBONNE UNIVERSITE, representing the rights of UPMC, assigns to CNRS, which accepts it, twenty percent (20%) of the property rights in PATENT 2 and the priority right attached thereto to French patent application No. 17/58071;

The PARTIES are therefore co-owners of PATENT 1 in the following proportions:

•      seventy-five percent (75%) for the COMPANY,

•      twelve point five percent (12.5%) for SORBONNE UNIVERSITE,

•      twelve point five percent (12.5%) for CNRS.

The PARTIES are therefore co-owners of PATENT 2 in the following proportions:

•      Sixty percent (60%) for the COMPANY,

•      Twenty percent (20%) for SORBONNE UNIVERSITE,

•      Twenty percent (20%) for CNRS.

1.2                 Therefore, the PARTIES wish to formalise the rules applicable to the co-ownership of the PATENTS, the rights and obligations resulting therefrom, as well as the methods for distributing the OPERATING REVENUES.

1.3                 It is specified that each Co-owner personally assumes the remuneration of its own INVENTORS and that, with regard to those of the inventors attached to the ESTABLISHMENTS, they will be responsible for this.

Article 2 - TERM

This Agreement shall take effect retroactively on the EFFECTIVE DATE and shall remain in force, unless terminated earlier, until the later of the following three instalments:

(i)	the expiry or abandonment of the last of the PATENTS, or
(ii)	as long as a LICENCE or the PATENT OPERATING AGREEMENT is in progress, or
(iii)	until such time as one of the CO-OWNERS becomes the owner of one hundred percent (100%) of the PATENTS, if it occurs earlier.

Article 3 - DEPOSIT, EXTENSION, DELIVERY AND MAINTENANCE OF PATENTS

3.1                  The PARTIES mutually agree that the COMPANY shall be the VALUATION OFFICER as provided for in Article 4.3.1. As such, the COMPANY shall therefore be the PATENT MANAGER.

3.2                  In the event that the PATENT MANAGER wishes to abandon its role as PATENT MANAGER, it shall notify the other PARTIES at least sixty (60) days before the next expiry of the industrial property proceedings so that one of the other PARTIES can assume this responsibility, if it so wishes. If no other PARTY agrees to take over this role, the PARTIES shall appoint a third party as PATENT MANAGER and shall endeavour to find an amicable solution as soon as possible.

3.3                  The PATENT MANAGER undertakes to consult in writing with the other PARTIES before taking any action relating to the proceedings or the choice of procedures relating to any of the PATENTS. The other PARTIES shall receive a copy of any document relating to said procedures sufficiently in advance to allow them to submit their comments before the due date.

Subject to the proper application of the provisions of the preceding paragraph, failure to respond in writing within thirty (30) days or a shorter period of time if required due to a procedural deadline before an office following receipt of such documents by the other PARTIES shall be deemed acceptance of the PATENT MANAGER’s proposal.

In addition, the PATENT MANAGER undertakes not to incur any exceptional industrial property fees before a Patent Office for any of the PATENTS for interference or opposition, re-examination or outcome proceedings, without the prior written consent of the other PARTIES, who shall communicate their respective position within thirty (30) days of their query. If no response is received within the aforementioned period, their agreement shall be deemed to have been obtained. Notwithstanding the foregoing, in the event that one of the PARTIES does not wish to incur exceptional industrial property fees, this shall not call into question the possibility for the other PARTY to be able to act in its sole name and at its sole expense.

Unless otherwise agreed by the PARTIES, on the EFFECTIVE DATE hereof in the countries in which the PARTIES jointly pursue the PATENTS procedures, the INDUSTRIAL PROPERTY FEES shall be covered by the PATENT MANAGER, except in the event of a LICENCE providing for the payment of such costs by the CO-CONTRACTING THIRD PARTY.

The non-payment of all or part of the INDUSTRIAL PROPERTY FEES by the PATENT MANAGER shall be interpreted as a waiver by the PATENT MANAGER or the CO-OWNER it represents, to its SHARE on the PATENT(s) concerned by said fees, and shall therefore constitute free transfer of the SHARE of said PATENT MANAGER in the other countries concerned in favour of the CO-OWNERS. Therefore, the PATENT MANAGER undertakes to immediately give any power, document and signature for the completion of this assignment and it may no longer receive any remuneration for the direct and/or indirect exploitation of the PATENTS for such given country or countries as from receipt of the notification by the other PARTIES and shall no longer benefit from any industrial or commercial exploitation right over these same PATENTS.

3.4                  If one of the PARTIES:

•                   decides to abandon all or part of the PATENTS, or

•                   does not wish to participate in the extension or continuation of the proceedings in a particular country, or

•                   does not wish to incur any exceptional industrial property fees,

it shall notify the other PARTIES in writing within thirty (30) days prior to the next expiry date of the industrial property proceedings, and shall waive to the other CO-OWNERS its share of said PATENT(s) which shall be distributed equally between them.

The transferee shall be subrogated to all the rights and obligations of the transferor, with the exception of the right to be the VALUATION OFFICER/PATENT MANAGER if the transferring PARTY were the VALUATION OFFICER/PATENT MANAGER on behalf of the PARTIES. The abandonment of said rights shall take effect as from receipt of the notice of abandonment by the receiving PARTY.

The PARTY abandoning its share undertakes to provide the other PARTIES with all the signatures and documents necessary for the continuation of the proceedings of any of the PATENTS it wishes to abandon.

In addition, the PARTIES undertake that the members of their staff named as INVENTORS shall provide the necessary signatures and carry out all the steps incumbent upon them as inventors and necessary for the filing, extension, delivery and maintenance of the PATENTS.

3.5                  If, pursuant to Article 3.4, one of the PARTIES decides to abandon its rights to the PATENTS in one or more given countries, the exceptional industrial property fees paid for that country or countries by that PARTY prior to its abandonment decision shall in no way be reimbursed to it. Unless otherwise agreed by the PARTIES, said PARTY shall no longer receive, as from receipt of notification by the other PARTIES, any OPERATING REVENUE on said PATENTS for that given country or countries.

In the event of an abandonment decision by the PATENT MANAGER, this does not exempt the PATENT MANAGER from covering the INDUSTRIAL PROPERTY FEES, as set out in Article 3.3, committed for this given country or countries until notification of the abandonment.

Subject to compliance with the provisions of the above paragraph, in any country where one of the PARTIES decides to continue solely the procedures for the filing, extension, delivery and maintenance of the PATENTS, the corresponding INDUSTRIAL PROPERTY FEES shall be the sole responsibility of said PARTY.

3.6                  The ESTABLISHMENTS hereby agree that all or part of the rights and obligations referred to above relating to the monitoring of the management of the procedures by the PATENT MANAGER may be entrusted, with regard to their co-ownership shares, by SORBONNE UNIVERSITE to the company accelerating the transfer of technologies - SATT- called SATT LUTECH after prior notification from the ESTABLISHMENTS.

3.7                  From the EFFECTIVE DATE, in the countries where the CO-OWNERS jointly continue the procedures for filing, issuing or maintaining the PATENTS, the PROCEDURE FEES shall be borne by the PATENT MANAGER.

Article 4 - OPERATION AND USE OF PATENTS

The PARTIES designate SORBONNE UNIVERSITE, which accepts it, as the REPRESENTATIVE.

The REPRESENTATIVE entrusts the negotiation and administration of the OPERATING AGREEMENT to the technology transfer company - SATT - SATT LUTECH, within the framework and under the conditions provided in particular in the negotiating and administrative mandates of SATT and in accordance with all or part of the agreements entered into between SATT and SORBONNE UNIVERSITE than those referred to in the preamble.

4.1                    Operation for research purposes:

The ESTABLISHMENTS are free to use the invention that is the subject of the PATENTS for research purposes (excluding any commercial use), alone, or in collaboration with THIRD PARTIES, particularly in the context of maturation projects and/or in collaboration with third parties, subject, in the event of collaboration with third parties, to compliance with the confidentiality obligations set out in Article 7 below, and without infringing the rights and conditions of use granted to the COMPANY in the OPERATING AGREEMENT.

4.2.                Direct and indirect operation and use by the COMPANY:

The COMPANY has expressed its wish to be able to benefit from an exclusive right to use the PATENTS in an area which is identified in the OPERATING AGREEMENT;

To this end, an OPERATING AGREEMENT was entered into on 1st January 2016 between the COMPANY, SATT LUTECH and SORBONNE UNIVERSITE, acting as CNRS’s representative, and amended by Amendment no. l of 4 April 2019 which includes the PATENTS in the OPERATING AGREEMENT.

4.3.                Operation and indirect use by a CONTRACTING PARTY:

4.3.1.       Designation of the VALUATION OFFICER

The PARTIES agree that each of the parties may be designated as a VALUATION OFFICER by mutual agreement between the PARTIES and, where applicable, on a case-by-case basis.

The PARTIES mutually agree that the COMPANY is the VALUATION OFFICER for the term of the OPERATING AGREEMENT.

If the VALUATION OFFICER no longer wishes to assume the responsibility of VALUATION OFFICER, for any reason whatsoever, it shall notify the other PARTIES as soon as possible and, in any event, within a minimum period of sixty (60) days before the next expiry of the intellectual property procedure so that one of them can resume this assignment, if it so wishes. In the event that none of the PARTIES wishes to resume this role, the PARTIES may appoint a third party for this purpose and shall endeavour to find an amicable solution as soon as possible.

4.3.2.       Missions of the VALUATION OFFICER

4.3.2.1       Unless the PARTIES agree otherwise, by written agreement, they hereby give the VALUATION OFFICER a mandate to negotiate and sign, in the best interests of the PARTIES, secret agreements relating to the use and operation of the PATENTS and associated know-how with third parties, in particular with industrials in the context of a valuation action.

4.3.2.2       In addition, only the VALUATION OFFICER may negotiate and draft LICENCES.

In particular, the REPRESENTATIVE may negotiate and sign LICENCES in the name and on behalf of the ESTABLISHMENTS in accordance with the terms and conditions set out in Article 4.3.2.2.1.

4.3.2.2.1                 The draft LICENCE(S) is/are communicated by the VALUATION OFFICER to the REPRESENTATIVE for approval. Such agreement may only be refused by either PARTY if it can reasonably demonstrate in writing, within thirty (30) days of communication to the REPRESENTATIVE, that such LICENCE creates a serious conflict with its articles of association, activities and/or missions.

The REPRESENTATIVE may send to the VALUATION OFFICER, within the aforementioned thirty (30) day period, any comment, remark or proposal to amend the draft LICENCE, the VALUATION OFFICER undertaking to communicate them to the CO-CONTRACTOR THIRD PARTY so that said comment, remark or proposal to amend are included in the final version of the LICENCE, insofar as said comments, remarks or proposals to amend reached the VALUATION OFFICER (i) with the justifications, (ii) within the specified deadline, and (iii) concern the substantial elements of the draft LICENCE. It is understood that the insertion of said comments, remarks or modifications in the final version of the LICENCE constitutes, at the expense of the VALUATION OFFICER, which negotiates in the best interests of the PARTIES, an obligation of means.

For the purposes of this Article, the PARTIES agree to consider as substantial any element of the LICENCE relating in particular to the extent of the rights granted by the PARTIES to the CO-CONTRACTING THIRD PARTY, the improvements, responsibilities and warranties mentioned in the draft LICENCE, to the exclusion of any element of pure form without affecting the substance thereof.

The silence kept by the REPRESENTATIVE to whom the draft LICENCE has been proposed at the end of the aforementioned thirty (30) day period shall constitute tacit acceptance by them of the terms of the draft LICENCE.

4.3.2.2.2                 The VALUATION OFFICER and the REPRESENTATIVE shall sign said LICENCE. Each PARTY having signed the LICENCE shall receive an original copy; the PARTIES represented for the signature of the LICENCE shall receive a copy.

4.3.2.3       Subject to prior notification to the VALUATION OFFICER, each PARTY may propose to the VALUATION OFFICER potential CONTRACTING THIRD PARTIES for the operation of the PATENTS. The VALUATION OFFICER may only object to the application of a CO-CONTRACTOR THIRD PARTY if the VALUATION OFFICER can reasonably demonstrate in writing, within thirty (30) days of the notification, that said application creates a serious conflict with its articles of association, activities and/or missions or that negotiations with another CO-CONTRACTOR THIRD PARTY have already been initiated by the VALUATION OFFICER.

4.3.2.4   Unless otherwise agreed by the PARTIES, in writing, all LICENCES shall stipulate that the CO-CONTRACTING THIRD PARTIES shall pay directly to the VALUATION OFFICER the OPERATING REVENUES, with the latter being responsible for distributing said OPERATING REVENUES after deduction of the INDUSTRIAL PROPERTY FEES, if applicable, and in accordance with the conditions and limits of Article 3.3 depending on their SHARE.

However, for each LICENCE with a CO-CONTRACTING THIRD PARTY, the PARTIES may, by way of an amendment hereto, determine in good faith a distribution of the OPERATING REVENUES, taking into account, in addition to the SHARES of each of the PARTIES, the economy of the LICENCE signed, the valuation efforts, as well as the investments made.

With regard to the sums due to the co-owners’ contributions under the LICENCES, the VALUATION OFFICER shall pay them to the REPRESENTATIVE, who shall distribute them as provided for in Article 4.3.3 below.

With regard to the sums due to the ESTABLISHMENTS under the OPERATING AGREEMENT, SATT LUTECH shall pay them to SORBONNE UNIVERSITE under the conditions of the negotiating and administration mandate of the OPERATING AGREEMENT appended hereto. SORBONNE UNIVERSITE shall act as the REPRESENTATIVE in this respect and shall pay these sums received from SATT LUTECH in accordance with the rules provided for in Article 4.3.3 below for the OPERATING REVENUES.

4.3.3                     Distribution of the OPERATING REVENUES between the ESTABLISHMENTS

4.3.3.1 The ESTABLISHMENTS shall appoint one of them as a REPRESENTATIVE. For the purposes of this agreement, they agree to appoint SORBONNE UNIVERSITE as the REPRESENTATIVE.

If the REPRESENTATIVE no longer wishes to assume the responsibility of REPRESENTATIVE, it shall immediately notify the other ESTABLISHMENTS so that they can assume this responsibility, if they so wish. If no other ESTABLISHMENT agrees to take over this role, the REPRESENTATIVE will remain the same and the ESTABLISHMENTS will endeavour to find an amicable solution.

4.3.3.2 The REPRESENTATIVE shall distribute these OPERATING REVENUES paid by the VALUATION OFFICER and/or SATT LUTECH if it is separate from the REPRESENTATIVE, after deduction of the INDUSTRIAL PROPERTY FEES, where applicable, between the ESTABLISHMENTS, subject to the provisions of Article 3.5, as follows:

•               fifty percent (50%) (twenty-five percent (25%) after D2) for the profit-sharing of the INVENTORS of the ESTABLISHMENTS in accordance with Article R. 611-14-1 of the French Intellectual Property Code,

After which, the REPRESENTATIVE shall distribute the OPERATING REVENUES in accordance with the shares of the ESTABLISHMENTS as defined in Article 1.1.

4.3.3.3 It is understood between the PARTIES that in the event of a joint transfer of the PATENTS by all the PARTIES, the provisions of Article 4.3.3.2 above shall apply as long as the OPERATING REVENUES are received under a LICENCE.

4.3.3.4 In the event of negotiation of a LICENCE with a CO-CONTRACTING THIRD PARTY, the VALUATION OFFICER undertakes to make its best efforts to have the CO-CONTRACTING THIRD PARTY cover all or part of the INDUSTRIAL PROPERTY FEES, it being understood that this obligation incumbent upon the VALUATION OFFICER is only of means.

Article 5 - ACCOUNTING

5.1                  Each year, the VALUATION OFFICER shall send the REPRESENTATIVE a statement of the OPERATING REVENUES received in accordance with Articles 4.2 and 4.3. In view of this report, each PARTY shall draw up, where appropriate, an invoice indicating the sums due by the VALUATION OFFICER, as the case may be.

5.2                  The sums due by the VALUATION OFFICER to the other PARTIES must be paid in euro, to the person and to the bank address indicated on the invoice, by bank transfer, within forty-five (45) days from the date of issue of the invoice.

5.3                  The sums due are increased by the legal taxes in force on the due date, in particular VAT if applicable.

Article 6 - TRANSFER OF PATENT SHARE

6.1                   At any time, and under the conditions defined below, each CO-OWNER may assign its share of co-ownership on the PATENTS, subject to compliance with the legal obligations applicable to public bodies.

In this case, the CO-OWNER who wishes to assign its co-ownership share to a third party, shall first notify its intention by registered letter with acknowledgement of receipt to the other CO-OWNERS, specifying in particular the name of the third-party transferee and the financial conditions of the assignment, this information shall be treated as CONFIDENTIAL INFORMATION.

The other CO-OWNERS benefit from a pre-emptive right for a period of sixty (60) days from receipt of said notification by registered letter with acknowledgement of receipt under financial conditions at least equal to those granted to the third party.

If the other CO-OWNERS do not wish to acquire the share transferred, they shall inform the transferring PARTY as soon as possible.

At the end of the aforementioned pre-emptive period, if the other CO-OWNERS have not informed it of their intention to enforce their pre-emptive right, the transferring CO-OWNER shall automatically benefit from the transfer authorisation.

It is also understood that the other CO-OWNERS may only refuse the transferee if they can reasonably demonstrate in writing, within the same period of sixty (60) days from the notification of intent, that an assignment with such transferee would create a serious conflict with their articles of association, activities and/or missions.

The terms and conditions for the assignment of any of the PATENTS to a third party may under no circumstances be more favourable than those proposed to the other CO-OWNERS.

In the Deed of Assignment, the transferor shall then inform the transferee, who accepts them without modification, of the rights and obligations which are in this Agreement as well as all the agreements relating to the PATENTS under the conditions and reservations of said agreements. The transferee shall be subrogated to all the rights and obligations of the transferor, with the exception of the right to be the VALUATION OFFICER/PATENT MANAGER if the transferring PARTY was the VALUATION OFFICER/PATENT MANAGER of the PARTIES. A copy of the Deed of Assignment shall be communicated to the other PARTIES.

The transferring CO-OWNER undertakes to provide the other PARTIES and/or the third-party transferee with all the signatures and documents necessary for the continuation of the intellectual property proceedings relating to the PATENTS.

In addition, the transferring CO-OWNER undertakes to ensure that the members of its personnel cited as inventors provide the necessary signatures and all information necessary for any proceedings relating to the PATENTS before a Patent Office, particularly for the filing and maintenance in force of the PATENTS.

Article 7 - CONFIDENTIALITY

7.1                    The PARTIES undertake to respect and maintain strictly confidential all CONFIDENTIAL INFORMATION received from the other PARTIES.

7.2                    The PARTIES undertake to have their personnel and any person involved in their service take the same confidentiality undertaking with regard to the CONFIDENTIAL INFORMATION.

7.3                    The PARTIES undertake not to file a patent application or to claim any other intellectual property title including all or part of the CONFIDENTIAL INFORMATION received from the other PARTIES, without the latter PARTY’s written consent.

7.4                    The confidentiality undertakings binding the PARTIES as a result of this Agreement do not apply to the use or disclosure of CONFIDENTIAL INFORMATION for which the receiving PARTY can demonstrate:

a)                       that it has been disclosed after prior written authorisation from the proprietary PARTY, or the disclosure has been made by the proprietary PARTY,

b)                       that they belonged to the public domain at the time of disclosure or were published or made available to the public, in any way whatsoever, without action or fault of the receiving PARTY,

c)                        that they have been lawfully received by the recipient PARTY of a third party without breach of this Agreement,

d)                       on the date of their communication by the proprietary PARTY, the receiving PARTY was already in possession thereof,

e)                        that its disclosure has been imposed by the application of a mandatory legal or regulatory provision or by the application of a final court decision or an arbitral award.

The above exceptions are not cumulative.

7.5                    The PARTIES agree by this Agreement that any disclosure to a third party of any CONFIDENTIAL INFORMATION, including disclosure to a CO-CONTRACTING THIRD PARTY, knowing that SATT LUTECH shall not be considered a third party, shall be preceded by the signing of a confidentiality agreement whose terms and conditions shall be at least similar to those of this Article.

7.6                    This Article shall remain in force for five (5) years after the expiration or earlier termination of this Agreement, without prejudice to any more restrictive provisions set out in particular in the OPERATING AGREEMENT or LICENCE.

Article 8 - INFRINGEMENT - VALIDITY OF PATENTS

8.1                     In the event of actions brought by a third party against the PATENTS, declarations of invalidity or non-infringement, or infringement of the PATENTS by a third party, the PARTIES shall consult each other in order to determine by mutual agreement the strategy to be taken and shall provide each other with all the elements in their possession to assess the nature and extent of the objections made or the acts of infringement.

8.2                     In the event that consensus cannot be reached within a reasonable period of time, each of the PARTIES may exercise alone and at its own expense the actions it deems appropriate, it being understood that, in such case, the indemnities resulting from such actions awarded by the deliberating jurisdiction shall be fully and irrevocably owned by the acting PARTY.

8.3                     The PARTY which has not initiated any action undertakes to provide all documents, powers or information necessary for the PARTY initiating proceedings for the aforementioned actions.

8.4                     In the event of proceedings by a third party, each PARTY shall bear the costs to be incurred for its own defence. Each of the PARTIES shall be personally liable for any sanctions imposed on it by the courts, notwithstanding any joint and several liability that may be pronounced against them.

8.5                     Each PARTY waives the right to take action against the other PARTY concerning the consequences on the validity of the PATENTS as a result of a claim or defence brought by the latter.

8.6                     In the event of operation of the PATENT, the provisions of the OPERATING AGREEMENT or the LICENCE relating to the infringement shall apply automatically and shall prevail over any other provision.

8.7                     Items 8.3, 8.4, 8.5 and 8.6 of this Agreement shall survive the expiration or termination of this Agreement.

Article 9 - TERMINATION

9.1.                    This Agreement is automatically terminated if one of the PARTIES becomes the sole owner of all PATENTS.

9.2.                    If one of the PARTIES no longer has any ownership and exploitation rights over at least one of the PATENTS, this AGREEMENT may be terminated by the other PARTIES.

9.3.                    The PARTY which has failed to fulfil one or more of the obligations referred to in the AGREEMENT shall have a period of three (3) months from receipt of a letter sent by the PARTY requesting the performance of the obligation(s) in question, to fulfil such obligations and/or to provide evidence of an impediment resulting from a case of force majeure. In the absence of such evidence and in the absence of performance within the time limit set, the PARTIES shall meet in order to resolve this dispute amicably.

If no solution can be found within sixty (60) days of the meeting of the PARTIES, the AGREEMENT may be terminated after the first Party has sent a registered letter with acknowledgement of receipt to the defaulting PARTY. The exercise of this right of termination does not exempt the defaulting PARTY from fulfilling the obligations entered into until the effective date of the termination.

9.4.                    Sections 1.1, 7 and 17 shall survive the termination of the AGREEMENT as long as it is in force.

Article 10 - TRANSFER OF THE AGREEMENT

This Agreement is personal, non-transferable and non-assignable subject to the provisions of Article 6 of this Agreement.

Article 11 - WAIVER

The fact that one of the PARTIES does not invoke a breach by the other PARTY of any of the obligations referred to in this Agreement shall not be interpreted for the future as a waiver by the original PARTY of the obligation in question.

Article 12 - INTERPRETATION AND PREPONDERANCE OF THEOPERATING AGREEMENT SIGNED BY THE COMPANY

In the event of any difficulty concerning the interpretation or contradiction of the clauses of this Agreement with regard to the clauses of the OPERATING AGREEMENT signed with BIOPHYTIS, the provisions of the OPERATING AGREEMENT and its amendments shall prevail and shall be automatically applicable.

Article 13 - APPLICABLE LAW - DISPUTES

13.1           This Agreement is governed by French laws and regulations.

13.2           In the event of any difficulty in the interpretation or performance of this Agreement, the PARTIES shall endeavour to resolve their dispute amicably.

13.3           In the event of a persistent disagreement, of more than three (3) months, from the first notification concerning the dispute by one of the PARTIES to the other, the dispute shall be brought before the competent French courts.

13.4           This Article shall remain in force notwithstanding the expiration or termination of this Agreement.

Article 14 - INTEGRITY OF THE AGREEMENT

This Agreement expresses the entire obligations of the PARTIES relating to the co-ownership of the PATENTS and may only be amended by a written agreement between the PARTIES signed by the representatives of the PARTIES duly authorised for this purpose. No general or specific condition contained in the documents sent or delivered by the PARTIES may be incorporated into this Agreement.

Article 15 - INVALIDITY OF A CLAUSE

If one or more provisions of this Agreement are held to be invalid or declared as such in application of a law, regulation - and in particular European Union law - or following a final decision of a competent court, the other provisions shall remain in full force and effect and the PARTIES shall promptly make the necessary modifications, respecting, as far as possible, the agreement of intent existing at the time of signature of this Agreement.

Article 16- TITLES

In the event of difficulties of interpretation between any of the titles appearing in the headings of the clauses and any of the clauses, the titles shall be declared non-existent.

Article 17 - REGISTRATION TO THE NATIONAL PATENT REGISTER

17.1           The PATENT MANAGER registers the transfer of the co-ownership share of the PATENT by the COMPANY to SORBONNE UNIVERSITE and to CNRS subject to Article 1.1 of this Agreement before INPI, EPO and WIPO.

17.2           The costs of the registrations provided for in Article 17.1 are considered to be INDUSTRIAL PROPERTY FEES.

Article 18 - NOTICES

Any notice required under this Agreement shall be made by hand-delivered letter or by registered mail with acknowledgement of receipt, or by email, confirmed by acknowledgement of receipt or delivered by hand, to the PARTY concerned at the following address:

On behalf of the COMPANY:

Biophytis

14 Avenue de l’Opéra

75001 Paris

On behalf of SORBONNE UNIVERSITE:

Research and Innovation Management - RIM

Intellectual Property Office - IPO

4 place Jussieu

75252 Paris Cedex 05, France.

Re. Ref no. XI7066 and no. XI7102

On behalf of CNRS:

CNRS

Corporate Relations Division (CRD)

Re, DI 12494-01 / DI 12493-01 / L19187

3 rue Michel-Ange

75,794 Paris Cedex 16, France

cc. to CNRS Innovation:

CNRS Innovation

83 Boulevard Exelmans

75016 PARIS

Re. DI 12494-01 / DI 12493-01 / L19187

Article 19- MISCELLANEOUS

In addition, the PARTIES undertake, in the event of a definitive abandonment by the ESTABLISHMENTS of the PATENTS, to comply with their legal and regulatory obligations in respect of their INVENTORS (in particular to propose, in advance, to the INVENTORS to take over the PATENT(s) concerned in their name and at their expense) under conditions to be defined.

The provisions of this Article shall remain in force notwithstanding the early termination of this Agreement in accordance with Article 9.

Done in four (4) original copies drawn up in French, including one (1) for each of the PARTIES and one (1) for registration with the offices.

Signed in Paris, on

21 August 2019
Sorbonne Université On behalf of the Minister and by delegation Head of the Intellectual Property Office	17 JULY 2019 CNRS Corporate Relations Division

/s/ Jean Chambaz	/s/ Antoine Petit
Mr Jean CHAMBAZ On behalf of SORBONNE UNIVERSITE	Mr Antoine PETIT On behalf of CNRS

09/10/2019
/s/ Stanislas Veillet
Mr Stanislas Veillet
On behalf of the company CEO